UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2011 (November 18, 2011)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0243150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (502) 585-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01	Financial Statement and Exhibits

SIGNATURES

Exhibit Index:

EX 10.1

Five-Year Credit Agreement, dated as of November 18, 2011, among Brown-Forman Corporation, certain borrowing subsidiaries and certain lenders party thereto, Barclays Capital as Syndication Agent, Bank of America, N.A. and Citibank, N.A., as Co-Documentation Agents, U.S. Bank National Association, as Administrative Agent, and U.S. Bank National Association, Barclays Capital, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Joint Bookrunners.

Item 1.01	Entry into a Material Definitive Agreement

On November 18, 2011, Brown-Forman Corporation (“Brown-Forman”) and certain of its subsidiaries entered into a Five-Year Credit Agreement dated as of such date with certain lenders party thereto, Barclays Capital as Syndication Agent, Bank of America, N.A. and Citibank, N.A., as Co-Documentation Agents, U.S. Bank National Association, as Administrative Agent, and U.S. Bank National Association, Barclays Capital, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”). In connection with the closing of the Credit Agreement, Brown-Forman terminated its existing five-year credit agreement dated as of April 30, 2007, as amended, among Brown-Forman, certain of its subsidiaries, certain lenders party thereto, Bank of America, N.A., as Syndication Agent and as a Lender, Citicorp North America, Inc., Barclays Bank Plc, National City Bank and Wachovia Bank, National Association as Co-Documentation Agents and as Lenders, JPMorgan Chase Bank, N.A. as Administrative Agent and as a Lender and J.P. Morgan Europe Limited, as London Agent (the “Previous Credit Agreement”).

The Credit Agreement provides an $800,000,000, five-year credit commitment. The Credit Agreement allows Brown-Forman and certain of its subsidiaries to borrow funds on an unsecured basis, with all such borrowings due to be repaid no later than November 18, 2016. At Brown-Forman’s election, funds may be borrowed in U.S. dollars, Euro, Sterling or other foreign currencies that are freely transferable and convertible into U.S. dollars. Brown-Forman may prepay loans made under the agreement at any time, subject to certain break funding payments.

Borrowings under the Credit Agreement will bear interest at a floating annual rate selected by Brown-Forman, which may be (i) an adjusted LIBO or EURIBO rate plus a spread ranging from 0.575% to 1.050%; or (ii) a base rate equal to the higher of (a) a reference prime rate; (b) the federal funds rate plus 0.500%; or (c) an adjusted LIBO rate plus 1.000% . The applicable spread will be determined on the basis of the corporation’s debt ratings by S&P and Moody’s from time to time in effect. Such debt ratings will also be used in determining the applicable facility fee, which will be payable quarterly and range from 0.050% to 0.200% of aggregate commitments, and the applicable letter of credit participation fees, which will be payable quarterly and range from 0.575% to 1.050% of the outstanding letters of credit. The Credit Agreement contains conditions to funding, representations and warranties, affirmative covenants and negative covenants that are customary for these types of facilities, including a covenant requiring that the corporation maintain a ratio of consolidated EBITDA to consolidated interest expense, as such terms are defined therein, of not less than 3.0 to 1.0 for any four consecutive fiscal quarters. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 1.02	Termination of Material Definitive Agreement

The information contained in Item 1.01 above with respect to Brown-Forman’s termination of the Previous Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above with respect to the Credit Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Index:

Exhibit	Description

10.1

Five-Year Credit Agreement, dated as of November 18, 2011, among Brown-Forman Corporation, certain borrowing subsidiaries and certain lenders party thereto, Barclays Capital as Syndication Agent, Bank of America, N.A. and Citibank, N.A. as Co-Documentation Agents, U.S. Bank National Association, as Administrative Agent, and U.S. Bank National Association, Barclays Capital, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Joint Bookrunners.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

November 21, 2011	/s/ Nelea A. Absher
(Date)	Nelea A. Absher
Vice President, Associate General Counsel and Assistant Corporate Secretary